As filed with the Securities and Exchange Commission on June 28, 2002

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVIVO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0115161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 Hopyard Road, #210 Pleasanton, California 94588
(Address of principal executive offices)

1994 Stock Option Plan
(Full title of the plan)

John F. Glenn,
Vice President, Finance
Invivo Corporation
4900 Hopyard Road, #210
Pleasanton, California 94588
(925) 468-7600
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:
Daniel J. Winnike, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Shares	Amount	Offering	Maximum Aggregate	Amount of
To Be Registered	To Be Registered	Price Per Share	Offering Price	Registration Fee

Common Stock, par value $0.01 per share	220,000	$(1)	$(1)	$288.42

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the last sale reported the average of the high and low price of the Registration’s Common Stock as reported on the Nasdaq National Market on June 26, 2002.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT LIST
Exhibit 4.1
Exhibit 5.1
Exhibit 23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 220,000 shares under the Registrant’s 1994 Stock Option Plan. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 33-88798) are hereby incorporated by reference into this Registration Statement.

PART II:
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated into this Registration Statement by reference:

(a)	the Issuer’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

(b)	the Issuer’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002; and

(c)	the description of the Issuer’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated June 15, 1987, File No. 0-15963.

     All documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

Exhibit
Number	Description of Document

4.1	1994 Stock Option Plan

4.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 33-88798)

4.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 33-88798)

5.1	Opinion of Fenwick & West LLP

23.1	Consent of KPMG LLP

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on June 28, 2002.

INVIVO CORPORATION

By:	/s/ James B. Hawkins

James B. Hawkins President

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James B. Hawkins and John F. Glenn, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James B. Hawkins James B. Hawkins	President, Chief Executive Officer and Director (principal executive officer)	June 28, 2002

/s/ John F. Glenn John F. Glenn	Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	June 28, 2002

/s/ Earnest C. Goggio Earnest C. Goggio	Chairman of the Board	June 28, 2002

/s/ George S. Sarlo George S. Sarlo	Director	June 28, 2002

/s/ Lareen Debuono Lareen Debuono	Director	June 28, 2002

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EXHIBIT LIST

Exhibit
Number	Description of Document

4.1	1994 Stock Option Plan

5.1	Opinion of Fenwick & West LLP

23.1	Consent of KPMG LLP

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 3)

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